Exhibit 23.3

PricewaterhouseCoopers
----------------- ------------------------ ------------------------------------


                                                     PricewaterhouseCoopers
                                                     Chartered Accountants
                                                     Dorchester House
                                                     7 Church Street
                                                     Hamilton
                                                     Bermuda HM 11
                                                     Telephone +1 (441) 295 2000
                                                     Facsimile +1 (441) 295 1242













                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                    ---------



     We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of Mississippi Power Company's Series E 5.625% Senior Notes due May 1, 2033 of our report dated February 11, 2003 relating to the financial statements of XL Financial Assurance Ltd. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears as an exhibit in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.



     /s/PricewaterhouseCoopers

     PricewaterhouseCoopers



     Hamilton, Bermuda
     April 25, 2003









MAILING ADDRESS: PO BOX HM 1171, Hamilton, Bermuda HM EX.

A list of partners can be obtained from the above address